EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-235347) and Form S-8 (Nos. 333-131904, 333-140878, 333-149496, 333-157512, 333-165264,333-172358, 333-187199, 333-197860, 333-202798, 333-218302, and 333-256298) of Everi Holdings Inc. of our report dated February 28, 2023, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.
Las Vegas, Nevada
February 29, 2024